Exhibit (e)(iv) under Form N-1A
                                              Exhibit 1 under Item 601/ Reg. S-K

                                  AMENDMENT TO
                              DISTRIBUTORS CONTRACT

     AGREEMENT made as of February 23, 2001, by and between THE RIVERFRONT FUNDS, an Ohio business trust, on behalf of its series (the "Trust"), and EDGEWOOD SERVICES, INC., a New York corporation, (the "Distributor").

     WHEREAS,  the  Trust  and the  Distributor  are  parties  to  that  certain
Distributors   Contract  dated  as  of  February  1,  1999  (the   "Distributors
Contract");

     WHEREAS, the Trust has added a class of shares to The Riverfront U.S. Government Securities Money Market Fund known as the Institutional Shares;

     WHEREAS, the Trust and the Distributor desire to amend and restate Exhibit A to the Distriburors Contract in its entirety.

     NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:



1. The Distributors Contract is hereby amended by amending and restating Exhibit A in its entirety in the form of Exhibit A hereto.

2. In all other respects, the Distributors Contract shall continue in full force and effect without change or other amendment.



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and year first above written.


                                    THE RIVERFRONT FUNDS



                                    By:  /s/ Jeffrey W. Sterling
                                       --------------------------------
                                    Name:  Jeffrey W. Sterling
                                    Title:  Vice President and Treasurer


                                    EDGEWOOD SERVICES, INC.


                                    By:  /s/ Timothy S. Johnson
                                       --------------------------------
                                    Name:  Timothy S. Johnson
                                    Title:  Secretary

                                   Exhibit A
                                     to the
                             Distributor's Contract

                              THE RIVERFRONT FUNDS
          The Riverfront U.S. Government Securities Money Market Fund
                               Investor A Shares
                              Institutional Shares
                   The Riverfront U.S. Government Income Fund
                               Investor A Shares
                               Investor B Shares
                        The Riverfront Select Value Fund
                               Investor A Shares
                               Investor B Shares
                    The Riverfront Small Company Select Fund
                               Investor A Shares
                               Investor B Shares
                    The Riverfront Large Company Select Fund
                               Investor A Shares
                               Investor B Shares
                          The Riverfront Balanced Fund
                               Investor A Shares
                               Investor B Shares

     The following provisions are hereby incorporated and made part of the Distributor's Contract dated February 1, 1999 between The Riverfront Funds and Edgewood Services, Inc. ("Edgewood") with respect to the Classes of shares set forth above.

1. Effective February 1, 1999, the Trust hereby appoints Edgewood as its principal underwriter to engage in activities principally intended to result in the sale of shares of the above-listed Classes ("Shares"). Pursuant to this appointment, Edgewood is authorized to select a group of financial institutions ("Financial Institutions") to sell Shares at the current offering price thereof as described and set forth in the respective prospectuses of the Trust. In connection with the foregoing activities, Edgewood represents and warrants to the Trust that: (i) Edgewood is registered as a broker dealer under the Securities Exchange Act of 1934, as amended ("1934 Act"), and under the securities laws of each state where such registration is necessary or appropriate ("State Broker-Dealer Laws") and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); and (ii) in connection with its activities under the Distributor's Contract, Edgewood will comply with all applicable provisions of the 1934 Act and the State Broker-Dealer Laws, including the rules and regulations thereunder, and with applicable Conduct Rules of the NASD.

2. During the term of this Agreement, the Trust will pay Edgewood under, and in accordance with, the Trust's Investor A Distribution and Shareholder
     Service Plan and the Trust's Investor B Distribution and Shareholder Service Plan (together, the "12b-1 Plans") for services contemplated by the 12b-1 Plans, a monthly fee computed at the annual rate of .25% of the average daily net asset value of the Investor A Shares and 1.00% of the average daily net asset value of the Investor B Shares held during the month. For the month in which this Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the month.

3. Edgewood may from time-to-time and for such periods as it deems appropriate reduce its compensation to the extent any Class' expenses exceed such lower expense limitation as Edgewood may, by notice to the Trust, voluntarily declare to be effective.

4. Subject to compliance with applicable provisions of Rule 12b-1 under the Investment Company Act of 1940, as amended ("Rule 12b-1") and the 12b-1 Plans, Edgewood will enter into separate written agreements with various firms to provide certain of the services set forth in Paragraph 1 herein. Edgewood, in its sole discretion, may pay Financial Institutions a periodic fee in respect of Shares owned from time to time by their clients or customers. The schedules of such fees and the basis upon which such fees will be paid shall be determined from time to time by Edgewood in its sole discretion.

5. In accordance with the requirements of Rule 12b-1 and the 12b-1 Plans, Edgewood will prepare reports to the Board of Trustees of the Trust on a quarterly basis showing amounts expended hereunder including amounts paid to Financial Institutions and the purpose for such expenditures.

6. Edgewood or its affiliate will review and file all sales literature (advertisements, brochures and shareholder communications) for the Trust in accordance with rules and regulations of the NASD.

7. The Trust is a business trust organized under Chapter 1746, Ohio Revised Code, and under a Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of Ohio as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "The Riverfront Funds" entered into in the name or on behalf thereof by any of its Trustees, officers, employees or agents are made not individually, but in such capacities and are not binding upon any of the Trustees, officers, employees, agents or shareholders of the Trust personally, but bind only the assets of the Trust, as set forth in Section 1746.13(A), Ohio Revised Code (or any successor provision or statute), and all persons dealing with any of the Funds or the Trust must look solely to the assets of the Trust belonging to such Fund for the enforcement of any claims against the Trust.


     In consideration of the mutual covenants set forth in the Distributor's Contract dated as of February 1, 1999 between The Riverfront Funds and Edgewood Services, Inc., as hereby amended on this 23rd day of February, 2001, The Riverfront Funds executes and delivers this Exhibit on behalf of the Funds, and with respect to the Classes thereof, first set forth in this Exhibit.

     Witness the due execution hereof as of the 23rd day of February, 2001.


                                    THE RIVERFRONT FUNDS



                                    By:  /s/ Jeffrey W. Sterling
                                       --------------------------------
                                    Name:  Jeffrey W. Sterling
                                    Title:  Vice President and Treasurer


                                    EDGEWOOD SERVICES, INC.


                                    By:  /s/ Timothy S. Johnson
                                       --------------------------------
                                    Name:  Timothy S. Johnson
                                    Title:  Secretary